UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Amended and Restated Share Repurchase Programs

          RW Holdings NNN REIT, Inc. (the “Company”) maintains share repurchase programs (the “SRPs”) to provide limited liquidity to holders of shares of the Company’s Class C and Class S common stock.  Notwithstanding these SRPs, real estate programs, such as the Company, represent an illiquid asset class and there is no guarantee that liquidity will be available, particularly over the short term.

 On March 16, 2020, the Company amended its SRPs for shares of its Class C and Class S common stock through amended and restated SRPs as follows:

Class C Common Stock SRP Amendments

•	Deletion of references to an external advisor to the Company, in light of the Company’s transition to self-management.

•
Deletion of a requirement that changes to the Company’s net asset value (“NAV”) and NAV per share during any given year be announced no later than ten business days prior to the second-to-last business day of the month in which the adjustment occurs.

•
Clarification that any determination by the Company to repurchase fewer shares than the number of shares submitted for repurchase by stockholders will be reported to the affected stockholders by email within three business days of the redemption date, and such stockholders will be advised that the unsatisfied portion of the request must be resubmitted, as opposed to a general announcement to the Company’s current and prospective stockholders.

•	Amendment of the notice requirement in the event that the Company’s board of directors determines to amend, suspend or terminate the SRP, from 30 days’ notice to 10 days’ notice.

Class S Common Stock SRP Amendments

•	Deletion of references to an external advisor to the Company, in light of the Company’s transition to self-management.

•
Deletion of a requirement that changes to the Company’s NAV and NAV per share during any given year be announced no later than ten business days prior to the second-to-last business day of the month in which the adjustment occurs.

•
Addition of a provision that would enable the Company to repurchase all shares owned by a stockholder if, as a result of such stockholder’s redemption request, such stockholder would hold shares having a value of less than $500 (based on the Company’s most-recently published offering price per Share).

•	Clarification that the Company may, in its discretion, repurchase fewer shares than have been submitted for repurchase.

•
Clarification that any determination by the Company to repurchase fewer shares than the number of shares submitted for repurchase by stockholders will be reported to the effected stockholders by email within three business days of the redemption date, and such stockholders will be advised that the unsatisfied portion of the request must be resubmitted, as opposed to a general announcement to the Company’s current and prospective stockholders.

•	Amendment of the notice requirement in the event that the Company’s board of directors determines to amend, suspend or terminate the SRP, from 30 days’ notice to 10 days’ notice.

The material terms of the amendments to the SRPs are qualified in their entirety by the amended and restated SRPs attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Share Repurchase Program (Class C Common Stock)
4.2	Amended and Restated Share Repurchase Program (Class S Common Stock)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

	By:	/s/ Raymond J. Pacini
		Name:	Raymond J. Pacini
		Title:	Chief Financial Officer

Date: March 16, 2020